Exhibit 99.1

Oppenheimer Holdings Inc. Reports Third Quarter 2026 Earnings

New York, October 30, 2026 – Oppenheimer Holdings Inc. (NYSE: OPY) (the "Company" or "Firm") today reported net income of $5.5 million or $0.52 basic earnings per share for the third quarter of 2026, compared with net income of $21.7 million or $2.06 basic earnings per share for the third quarter of 2025. Revenue for the third quarter of 2026 was $382.0 million, a decrease of 10.0%, compared with revenue of $424.4 million for the third quarter of 2025. Year to date revenue totaled $1,282.0 million, an increase of 10.0%, compared with $1,165.4 million for the same period in 2025. Net income for the nine months ended September 30, 2026 was $12.2 million or $1.14 basic earnings per share, compared with net income of $74.0 million or $7.05 basic earnings per share for the same period in 2025.

Third quarter 2026 results were impacted by a $21.0 million pre-tax expense associated with a long-term employee incentive compensation program for financial advisors that is directly tied to the OPY stock price, which increased by $12.42 per share of Class A Stock during the quarter (from $105.54 to $117.96), compared to an $8.14 per share increase (from $65.77 to $73.91) during the same period last year. The Company changed the program formula beginning in 2026 to reduce the number of grants awarded, although it will take several years for the impact of the revised program formula to be fully reflected. Adjusted net income (a), a non-GAAP measure which excludes the impact of this item, was $20.9 million or $1.96 adjusted basic earnings per share (a) for the third quarter of 2026, compared with $31.7 million or $3.01 adjusted basic earnings per share (a) for the third quarter of 2025. For the nine months ended September 30, 2026, adjusted net income (a), which also excludes the $70 million pre-tax legal accrual related to the settlement of the Company's "cash sweep" litigation recorded in the first quarter of 2026, was $114.1 million or $10.68 adjusted basic earnings per share (a), compared with $88.1 million or $8.39 adjusted basic earnings per share (a) for the same period in 2025. Management believes these non-GAAP measures provide supplemental insight into the Company’s core operating performance.

Robert S. Lowenthal, President and CEO commented, "The Firm's operating results for the third quarter reflected generally constructive market conditions, although earnings were disappointing due to lower retail trading activity, reduced investment banking volumes and higher expense associated with the increased value of stock appreciation rights resulting from the change in the Company's stock price during the quarter. Client asset levels grew, with assets under management ("AUM") ending the quarter at a record-high level, and assets under administration ("AUA") remaining above the prior year levels. However, trading activity moderated from the elevated levels experienced during the prior year and IPO activity slowed as issuers faced an uncertain reception, and investors navigated an environment marked by interest rate uncertainty, continued inflation concerns and the approaching U.S. midterm election cycle.

Our Wealth Management business benefited from record high AUM levels, which drove increased advisory fee revenues, although reduced retail trading activity resulted in lower transaction-based revenues. Our Capital Markets business was impacted by lower advisory and underwriting activity as corporate clients took a more cautious approach to strategic transactions and capital raising initiatives were largely unavailable to smaller issuers during the quarter, while pockets of volatility provided opportunities for certain of our trading businesses.

The Company ended the quarter with stockholders' equity reaching a record high and ample levels of liquidity and capital. Our financial strength provides us with the flexibility to continue investing in our businesses and our people while pursuing opportunities for growth across the Firm."

Summary Operating Results (Unaudited)
('000s, except per share amounts or otherwise indicated)

Firm	3Q-26	3Q-25
Revenue	$382,004	$424,438
Compensation expenses	$264,755	$290,222
Non-compensation expenses	$108,457	$102,581
Pre-tax income	$8,792	$31,635
Income tax provision	$3,388	$9,923
Net income (1)	$5,459	$21,712
Adjusted net income (Non-GAAP) (1)(a)	$20,921	$31,679
Earnings per share (Basic) (1)	$0.52	$2.06
Adjusted earnings per share (Basic) (Non-GAAP) (1)(a)	$1.96	$3.01
Earnings per share (Diluted) (1)	$0.47	$1.90
Adjusted earnings per share (Diluted) (Non-GAAP) (1)(a)	$1.81	$2.77
Book value per share	$92.53	$87.47
Tangible book value per share (2)	$75.89	$70.48

Wealth Management
Revenue	$266,171	$259,726
Pre-tax income	$55,631	$62,528
AUA (billions)	$153.7	$143.5
AUM (billions)	$59.6	$55.1

Capital Markets
Revenue	$114,032	$162,145
Pre-tax income (loss)	$(9,885)	$12,289

(1) Attributable to Oppenheimer Holdings Inc.
(2) Represents book value less goodwill and intangible assets divided by number of shares outstanding.

Highlights

•Revenue decreased in the third quarter of 2026 primarily due to lower investment banking revenue and reduced transaction-based commissions and certain trading-related revenue, partially offset by higher advisory fees
•AUM and AUA remained above prior year levels at September 30, 2026, with AUM reaching a new record level
•Compensation expenses were lower compared with the prior year quarter primarily due to reduced incentive compensation accruals reflecting softer results, partially offset by higher stock appreciation rights expense resulting from a rise in the Company's share price
•Non-compensation expenses increased when compared with the prior year quarter, driven primarily by increases in communication and technology-related expenses
•Stockholders' equity (1) reached a record $991.1 million at September 30, 2026

Wealth Management
Wealth Management reported revenue for the current quarter of $266.2 million, 2.5% higher compared with the prior year period. Pre-tax income was $55.6 million in the current quarter, a decrease of 11.0% compared with the prior year period. Financial advisor headcount at the end of the current quarter was 926, compared with 927 at the end of the third quarter of 2025.
Revenue
•Retail commissions decreased 13.9% from the prior year period primarily due to lower retail trading activity
•Advisory fees increased 15.3% due to higher average AUM during the billing period
•Bank deposit sweep income decreased $2.8 million from a year ago due to lower average short-term interest rates compared with the prior year period
•Interest revenue increased 5.4% from a year ago primarily due to higher average margin loan balances
•Other revenue decreased $3.9 million from a year ago due primarily to lower market appreciation in the cash surrender value of Company-owned life insurance policies, which fluctuates based on changes in the fair value of the policies' underlying investments
AUM
•AUM was $59.6 billion at September 30, 2026, establishing a new record high and serving as the basis for advisory fee billings for October 2026
•The $4.5 billion increase in AUM from the prior year period was comprised of higher asset values of $6.2 billion on existing client holdings, offset by net distributions of $1.7 billion
Total Expenses
•Compensation expenses increased 6.6% from the prior year period primarily due to higher share appreciation rights expense ($21.0 million, compared with $13.5 million in the prior year period) along with increased production-related expenses
•Non-compensation expenses increased 7.3% from the prior year period primarily due to increased communication and technology costs as well as higher interest expense

('000s, except otherwise indicated)
	3Q-26	3Q-25

Revenue	$266,171	$259,726
Commissions	$53,271	$61,862
Advisory fees	$154,937	$134,396
Bank deposit sweep income	$25,556	$28,349
Interest	$23,580	$22,381
Other	$8,827	$12,738

Total expenses	$210,540	$197,198
Compensation	$158,796	$148,978
Non-compensation	$51,744	$48,220

Pre-tax income	$55,631	$62,528

Compensation ratio	59.7%	57.4%
Non-compensation ratio	19.4%	18.6%
Pre-tax margin	20.9%	24.1%

AUA (billions)	$153.7	$143.5
AUM (billions)	$59.6	$55.1
Cash sweep balances (billions)	$2.7	$2.8

Capital Markets
Capital Markets reported revenue for the current quarter of $114.0 million, 29.7% lower when compared with the prior year period. The pre-tax loss was $9.9 million compared with pre-tax income of $12.3 million in the prior year period.

Revenue:
Investment Banking
•Advisory fees earned from investment banking activities decreased 8.4% from the prior year period primarily due to fewer M&A transactions
•Equities underwriting fees decreased 82.0% from the prior year period primarily due to fewer transactions and higher fees associated with completed transactions in the prior year period
•Fixed income underwriting revenue declined primarily due to lower contribution from municipal underwriting activity
Sales and Trading
•Equities sales and trading revenue increased 14.7% compared with the prior year period mostly due to higher trading volumes and growth in options-related commission revenue
•Fixed income sales and trading revenue decreased 23.8% from the prior year period primarily due to the impact of lower activity levels and the impact of falling valuations on inventory due to changes in the interest rate environment

Total Expenses:
•Compensation expenses decreased 25.1% from the prior year period largely due to lower production expenses and incentive compensation accruals
•Non-compensation expenses were flat compared with the prior year period

('000s)
	3Q-26	3Q-25

Revenue	$114,032	$162,145

Investment Banking	$29,782	$75,045
Advisory fees	$20,033	$21,865
Equities underwriting	$8,708	$48,326
Fixed income underwriting	$739	$3,818
Other	$302	$1,036

Sales and Trading	$83,129	$86,753
Equities	$50,645	$44,139
Fixed income	$32,484	$42,614

Other	$1,121	$347

Total expenses	$123,917	$149,856
Compensation	$79,628	$106,245
Non-compensation	$44,289	$43,611

Pre-tax income (loss)	$(9,885)	$12,289

Compensation ratio	69.8%	65.5%
Non-compensation ratio	38.8%	26.9%
Pre-tax margin	(8.7)%	7.6%

Other Matters

•The Board of Directors announced a quarterly dividend of $0.20 per share payable on November 27, 2026 to holders of Class A non-voting and Class B voting common stock of record on November 13, 2026
•Compensation expense as a percentage of revenue was 69.3% during the current period, relatively unchanged from 68.4% during the prior year period
•The effective tax rate for the current period was 38.5%, compared with 31.4% for the prior year period, primarily due to the greater impact of nondeductible expenses relative to lower pre-tax income

(In millions, except number of shares and per share amounts)
	3Q-26	3Q-25
Capital
Stockholders' equity (1)	$991.1	$920.3
Regulatory net capital (2)	$477.9	$383.0
Regulatory excess net capital (2)	$441.5	$351.7

Period end shares	10,711,205	10,520,549
Effective tax rate	38.5%	31.4%

(1) Attributable to Oppenheimer Holdings Inc.
(2) Attributable to Oppenheimer & Co. Inc., a registered broker-dealer and wholly owned subsidiary of Oppenheimer Holdings Inc.
Note

(a) Represents a non-GAAP measure; refer to the schedule included at the end of this press release for additional explanation of non-GAAP financial measures and a reconciliation of adjusted net income and earnings per share to U.S. GAAP.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full-service broker-dealer that is engaged in a broad range of activities in the financial services industry, including retail securities brokerage, institutional sales and trading, investment banking (corporate and public finance), equity and fixed income research, market-making, trust services, and investment advisory and asset management services. With roots tracing back to 1881, the Company is headquartered in New York and has 88 retail branch offices in the United States and institutional businesses located in London, Tel Aviv, and Hong Kong.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements in this release include, but are not limited to, statements regarding the Company’s future financial performance, business strategy, growth initiatives, market conditions, and ability to attract and retain talent. These statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Factors that could cause actual results to differ include, but are not limited to: changes in general economic and market conditions; fluctuations in interest rates; changes in securities markets and trading volumes; the level of retail trading activity, investment banking, underwriting and advisory activity, and changes in the value of client assets under management and administration; volatility in the price of the Company’s Class A common stock, which directly affects compensation expense associated with the Company’s liability-based stock appreciation rights and other stock price-linked incentive compensation programs, and the timing and extent to which changes to such programs reduce that expense; the impact of current and future regulations; competition in the financial services industry; the Company’s ability to attract and retain key personnel, including financial advisors; litigation and regulatory matters; and other factors described in Part I, Item 1A – Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this press release, except as required by applicable law.

Oppenheimer Holdings Inc.
Consolidated Income Statements (Unaudited)
('000s, except number of shares and per share amounts)

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Revenue
Commissions	$115,895	$120,684	(4.0)	$371,774	$341,587	8.8
Advisory fees	154,952	134,404	15.3	442,235	388,835	13.7
Investment banking	33,194	77,488	(57.2)	215,246	168,644	27.6
Bank deposit sweep income	25,556	28,349	(9.9)	76,629	87,078	(12.0)
Interest	39,509	38,859	1.7	116,333	113,245	2.7
Principal transactions, net	5,400	14,902	(63.8)	32,426	38,409	(15.6)
Other	7,498	9,752	(23.1)	27,332	27,643	(1.1)
Total revenue	382,004	424,438	(10.0)	1,281,975	1,165,441	10.0
Expenses
Compensation and related expenses	264,755	290,222	(8.8)	867,897	756,387	14.7
Communications and technology	29,134	25,938	12.3	83,536	78,324	6.7
Occupancy and equipment costs	16,460	15,971	3.1	47,742	47,558	0.4
Clearing and exchange fees	7,734	6,850	12.9	22,064	21,643	1.9
Interest	21,730	22,496	(3.4)	60,298	66,421	(9.2)
Other	33,399	31,326	6.6	179,202	89,887	99.4
Total expenses	373,212	392,803	(5.0)	1,260,739	1,060,220	18.9

Pre-tax income	8,792	31,635	(72.2)	21,236	105,221	(79.8)
Income tax provision	3,388	9,923	(65.9)	9,050	31,180	(71.0)
Net income	$5,404	$21,712	(75.1)	$12,186	$74,041	(83.5)

Less: Net income attributable to noncontrolling interest, net of tax	(55)	—	*	(46)	—	*
Net income attributable to Oppenheimer Holdings Inc.	$5,459	$21,712	(74.9)	$12,232	$74,041	(83.5)

Earnings per share attributable to Oppenheimer Holdings Inc.
Basic	$0.52	$2.06	(74.8)	$1.14	$7.05	(83.8)
Diluted	$0.47	$1.90	(75.3)	$1.07	$6.53	(83.6)

Weighted average number of common shares outstanding
Basic	10,709,025	10,519,722	1.8	10,686,888	10,502,101	1.8
Diluted	11,586,145	11,450,346	1.2	11,450,030	11,349,801	0.9

Period end number of common shares outstanding	10,711,205	10,520,549	1.8	10,711,205	10,520,549	1.8
* Percentage not meaningful

Explanation of Non-GAAP Financial Measures

The Company included certain non-GAAP financial measures within this Earnings Release to supplement the U.S. Generally Accepted Accounting Principles ("GAAP") financial information. Adjusted results begin with information prepared in accordance with U.S. GAAP, and such results are adjusted to exclude, or include, certain items. Specifically, we included non-GAAP measures that adjust the Company’s net income and earnings per share to exclude compensation expense related to the recurring, mark-to-market remeasurement of cash-settled, liability-based stock appreciation rights from net income and earnings per share because the period-to-period variability in this expense is largely driven by factors outside the Company’s direct control, including changes in the fair value of and underlying volatility levels in Oppenheimer Holdings Inc.’s Class A common stock price. Because these awards are remeasured each period, the amount of expense recognized primarily reflects movements in the Company’s share price rather than operating decisions made by management or the underlying performance of the Company’s businesses, and can vary significantly from period to period without a corresponding change in the Company’s operations.

The non-GAAP measures presented also exclude the expense associated with the settlement of the class action “cash sweep” litigation in the first quarter of 2026 because management does not view this as ordinary-course litigation for the Company given the nature of the claims and the manner in which the action was brought.

The Company believes that these non-GAAP financial measures provide additional useful information for investors because they permit investors to view the Company's financial performance measures on a basis consistent with how management views the operating performance of the Company. These non-GAAP financial measures, when presented in conjunction with comparable U.S. GAAP measures, are also useful to investors when comparing the Company’s results across different financial reporting periods on a consistent basis. However, these non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as a substitute for, or superior to, the analysis of the Company’s results as reported under U.S. GAAP. Other companies may calculate similarly titled non-GAAP measures differently, which may limit their usefulness for comparative purposes. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable U.S. GAAP measures included in this press release.

The following tables reconcile our non-GAAP financial measures to their respective U.S. GAAP measures.

Net Income Attributable to Oppenheimer Holdings Inc. and Earnings Per Share U.S. GAAP Reconciliation

Reconciliation of net income attributable to Oppenheimer Holdings Inc. to adjusted net income attributable to Oppenheimer Holdings Inc., reconciliation of basic earnings per share to adjusted basic earnings per share, and reconciliation of diluted earnings per share to adjusted diluted earnings per share are as follows:

('000s, except per share amounts)	For the Three Months Ended		For the Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Net income attributable to Oppenheimer Holdings Inc. (U.S. GAAP)	$5,459	$21,712	$12,232	$74,041
Non-GAAP adjustments:
Class action sweep litigation settlement	—	—	70,000	—
Liability-based stock appreciation rights expense	20,963	13,474	68,142	19,013
Tax impact of non-GAAP adjustments (1)	(5,501)	(3,507)	(36,248)	(4,949)
Adjusted net income attributable to Oppenheimer Holdings Inc. (Non-GAAP)	$20,921	$31,679	$114,126	$88,105

Basic earnings per share (U.S. GAAP)	$0.52	$2.06	$1.14	$7.05
Impact of non-GAAP adjustments	1.44	0.95	9.54	1.34
Adjusted basic earnings per share (Non-GAAP)	$1.96	$3.01	$10.68	$8.39

Diluted earnings per share (U.S. GAAP)	$0.47	$1.90	$1.07	$6.53
Impact of non-GAAP adjustments	1.34	0.87	8.90	1.23
Adjusted diluted earnings per share (Non-GAAP)	$1.81	$2.77	$9.97	$7.76

Weighted average shares outstanding
Basic (U.S. GAAP and Non-GAAP)	10,709,025	10,519,722	10,686,888	10,502,101
Diluted (U.S. GAAP and Non-GAAP)	11,586,145	11,450,346	11,450,030	11,349,801
(1) The tax impact is estimated using the statutory rates for the applicable entities